Lime Announces Third Quarter 2026 Financial Results
Record Third Quarter Revenue of $361 Million, Up 20% YoY
Exceeds $1 Billion in Trailing Twelve-Month Revenue for First Time in Company History
Updates Full Year 2026 Guidance
SAN FRANCISCO, November 3, 2026 (GLOBE NEWSWIRE) -- Neutron Holdings, Inc. (“Lime” or the “Company”) (Nasdaq: LIME), the largest global shared micromobility business, today announced financial results for the quarter ended September 30, 2026.

“Q3 was a landmark quarter for Lime, as we crossed $1 billion in trailing twelve-month revenue for the first time,” said Wayne Ting, CEO. “Our LimePrime subscription continues to scale rapidly, serving as a powerful driver of rider loyalty and engagement. As we look ahead, we are prioritizing long-term value over short-term metrics. While our targeted market investments and LimePrime’s growth may temporarily affect near-term margins, we believe they also help secure our local market leadership. We remain laser-focused on delivering durable growth, robust unit economics, and strong free cash flow as we execute on our mission to make transportation shared, affordable, and carbon-free.”

Third Quarter 2026 Financial and Operational Highlights:
•Revenue increased to $361 million, up 20% year-over-year.
•Net Income of $44 million increased 41% year-over-year, and represented a 12% margin.
•Adjusted EBITDA of $118 million, represented a 33% margin.
•Average Operational Fleet grew to 447,184 vehicles, an increase of 26% year-over-year.

Notable Developments During the Quarter:
•Trailing twelve-month revenue exceeded $1 billion for the first time for the twelve months ended September 30, 2026.
•The average LimePrime rider took 8 times as many trips as the average Pay-As-You-Go rider.
•Lime's 2025 Carbon Inventory Report highlighted an 81% decrease in total emission intensity in 2025 at the same time as a 250% increase in total miles traveled in 2025 compared to 2019.

2026 Outlook
“Our momentum remains strong, positioning us to deliver another solid quarter of growth and profitability in Q4 even as we invest strategically in select markets and expand LimePrime,” said Ann Gugino, CFO. “We are particularly encouraged by the early trends in LimePrime engagement and retention, where the average rider is now generating two times the adjusted gross profit per non-

subscription rider. We plan to continue to invest in long-term growth opportunities like LimePrime and market expansion, while also maintaining unit economics discipline and remaining focused on maximizing long-term free cash flow. We are confident in our outlook and remain committed to driving durable, profitable growth and creating long-term shareholder value.”

The Company provided the following guidance for the balance of 2026:

Fourth Quarter 2026
•Revenue in the range of $240 million to $250 million.
•Adjusted EBITDA in the range of $43 million to $45 million.

Full Year 2026
•Revenue in the range of $1.04 billion to $1.1 billion.
•Adjusted EBITDA in the range of $253 million to $255 million.
•Capital expenditures of approximately $172 million to $177 million.

We have not provided the GAAP net income (loss) outlook or a reconciliation of Adjusted EBITDA outlook to GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, acquisition related expense, and unrealized foreign exchange gains or losses. Accordingly, a reconciliation of Adjusted EBITDA outlook to GAAP net income (loss) outlook is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP financial measures in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see “Non-GAAP Financial Measures” below.

Webcast and conference call information
Lime will host a conference call to discuss the results, followed by Q&A, at 5:00 pm Eastern Time today, November 3, 2026. A live audio webcast and earnings release materials can be accessed on Lime’s Investor Relations page at https://investors.li.me/. A replay of the webcast will be available at the same website for at least 90 days.

About Lime
Lime’s mission is to build a future where transportation is shared, affordable and carbon-free. As the largest global shared micromobility business, Lime partners with cities to deploy e-bikes and e-scooters to serve shorter distance trips with sustainable transport options. Lime has powered more than one billion rides across five continents, spurring a new generation of clean alternatives to car ownership.

Contacts

Investor Relations
Investors@li.me

Media Relations
Press@li.me

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “positions,” “seeks” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our future financial and operating performance, market opportunity and potential growth, market trends, business strategy and plans, and GAAP and non-GAAP guidance. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” in documents that we file with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 that will be filed following this earnings release. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements contained in this press release, which are based on information available to us as of the date hereof. We undertake no obligation to update any forward-looking statements, except as required by law.

Key Operating Metrics Definitions
•Average Operational Fleet: Our operational fleet, defined as the total number of vehicles available on our platform, represents the average number of vehicles available for use for at least one hour per day during a specific period.

•Revenue per Vehicle per Day (RVD): We define RVD as the average daily revenue generated by each operational vehicle in our fleet. This is calculated by taking the ratio of revenue to average operational fleet and then dividing by the number of days in the period.

•Monthly Active Users (MAU): We define Monthly Active Users as the total number of unique riders who complete at least one e-scooter or e-bike trip on our platform at least once in a given month, averaged over each month in the measurement period.

Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes.

We use Adjusted Gross Profit, Adjusted EBITDA and Free Cash Flow in conjunction with GAAP measures to evaluate our performance, inform our budgeting and capital allocation decisions, and assess the effectiveness of our business strategies. We believe these non-GAAP financial measures provide valuable insights to investors, enhancing their understanding of our historical performance and future potential. They also offer transparency into the metrics our management team utilizes for financial and operational decision-making. By presenting Adjusted Gross Profit, Adjusted EBITDA, and Free Cash Flow we aim to provide investors with a view of our business and financial performance through the lens of management, offering an additional tool for comparing our operational results across multiple periods.

It is important to note that our definitions of these non-GAAP financial measures may differ from similarly titled metrics used by other companies. Furthermore, other companies may not publish these or similar metrics. These metrics also have inherent limitations, as they exclude the impact of certain expenses reflected in our consolidated statements of operations. Therefore, Adjusted Gross Profit, Adjusted EBITDA and Free Cash Flow should be considered as supplementary information, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Adjusted Gross Profit is defined as gross profit excluding loss on vehicle asset disposals, depreciation and amortization. By removing these non-cash expenses, Adjusted Gross Profit can be used to evaluate the unit economic profile of the business, highlighting the profitability of each ride or city before accounting for the long-term allocation of asset costs. This approach helps in assessing the direct operational efficiency and profitability tied to the core activities that drive revenue. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit for a period by revenue for the same period.

Adjusted EBITDA is a key performance metric we use to assess our core operating performance and operating leverage by excluding items that are non-cash or are not indicative of our ongoing business results. It is calculated by starting with net income (loss) and then adjusted to exclude interest expense, income tax (including a discrete tax benefit resulting from the release of the valuation allowance on the Company's U.S. federal and state deferred tax assets), depreciation and amortization (which includes vehicle depreciation, non-vehicle depreciation, and the amortization of capitalized software and cloud computing arrangements), gain/loss on vehicle disposals, and stock-based compensation. Furthermore, we exclude other expense, net; this category encompasses the change in the fair value of our convertible notes issued in 2021, interest income, other miscellaneous income or expense and all realized and unrealized foreign exchange gains or losses. We also adjusted to exclude costs related to non-recurring IPO and public company readiness efforts and expenses related to acquisitions. By removing these specific financial, non-cash, and non-core operational items, Adjusted EBITDA provides a clearer view of the profitability and cash-generating potential of our fundamental business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures for vehicle and non-vehicle assets.

A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

NEUTRON HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	As of September 30, 2026	As of December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$417,746	$339,825
Short-term restricted cash	29,752	69,470
Accounts receivable, net	18,156	8,145
Deposits	2,175	225
Prepaid expenses and other current assets	106,711	69,175
Total current assets	574,540	486,840
Property and equipment, net	311,855	254,517
Long-term restricted cash	5,685	6,006
Operating lease right-of-use assets	39,472	29,952
Deferred tax assets	293,054	8,623
Other long-term assets	36,874	8,349
Total assets	$1,261,480	$794,287
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,614	$8,211
Accrued liabilities	90,728	82,061
Accrued compensation	20,348	21,245
Accrued taxes	48,957	25,559
Operating lease liabilities, current	12,443	10,783
Contract liabilities	5,426	6,301
Term loan, current	—	113,866
2021 Notes, current	—	660,324
Total current liabilities	183,516	928,350
2020 Notes	—	207,885
Operating lease liabilities, non-current	29,230	20,033
Other long-term liabilities	60,404	45,372
Total liabilities	273,150	1,201,640
Convertible preferred stock, $0.0001 par value, 200,000,000 shares authorized, 0 and 6,916,489 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	114,027
Stockholders’ equity (deficit)
Common stock, $0.0001 par value, 1,000,000,000 shares authorized, 65,322,523 and 10,847,267 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	7	1
Additional paid-in capital	1,449,435	233,705
Accumulated other comprehensive income (loss)	6,262	(9,910)
Accumulated deficit	(467,374)	(745,176)
Total stockholders’ equity (deficit)	988,330	(521,380)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$1,261,480	$794,287
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NEUTRON HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$360,628	$301,571	$835,002	$676,654
Cost of revenue	199,676	158,954	500,408	396,054
Gross profit	160,952	142,617	334,594	280,600
Operating expenses:
Selling, general and administrative	59,228	46,575	171,493	122,410
Operations and support	15,539	13,511	46,668	38,956
Research and development	21,662	13,628	68,132	40,211
Total operating expenses	96,429	73,714	286,293	201,577
Operating profit	64,523	68,903	48,301	79,023
Interest expense	(656)	(5,187)	(9,776)	(15,465)
Other income (expense), net	4,278	(31,160)	(32,864)	(60,772)
Income before income taxes	68,145	32,556	5,661	2,786
Provision for (benefit from) income taxes	24,436	1,656	(272,141)	7,345
Net income (loss)	$43,709	$30,900	$277,802	$(4,559)
Less: Income allocated to participating securities	(49)	—	(235)	—
Net income (loss) attributable to common stockholders, basic	$43,660	$30,900	$277,567	$(4,559)
Net income (loss) per share attributable to common stockholders
Basic	$0.67	$3.17	$9.62	$(0.48)
Diluted	$0.63	$1.01	$5.52	$(0.48)
Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to common stockholders, basic and diluted
Basic	64,794,810	9,746,923	28,863,399	9,574,524
Diluted	69,846,516	32,204,791	55,432,699	9,574,524

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NEUTRON HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income (loss)	$43,709	$30,900	$277,802	$(4,559)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	35,077	31,979	95,434	88,833
Stock-based compensation	15,721	2,673	56,442	8,794
Amortization of debt discount and debt issuance costs	480	438	1,358	1,311
Loss on extinguishment of debt	—	—	—	—
Non-cash interest expense on convertible notes	—	1,700	3,416	5,100
Unrealized foreign currency gains, net	(2,747)	1,669	(4,221)	(25,154)
Deferred income taxes	12,406	(158)	(282,472)	(1,493)
Loss on vehicle asset disposals	279	143	821	558
Loss on change in fair value of the 2021 Notes	—	29,426	25,239	86,980
Cumulative loss of instrument-specific credit risk related to settlement of the 2021 Notes	—	—	19,868	—
Other, net	177	846	1,188	2,661
Changes in operating assets and liabilities:
Accounts receivable, net	7,772	3,993	(10,520)	(8,346)
Prepaid expenses and other assets	(13,924)	(7,824)	(61,230)	(5,440)
Accounts payable	(3,579)	2,817	(2,594)	1,786
Accrued and other liabilities	19,189	13,875	43,320	28,098
Net cash provided by operating activities	114,560	112,477	163,851	179,129
Cash flows from investing activities
Purchases of vehicle assets	(19,533)	(10,352)	(142,095)	(90,532)
Tariff refund for vehicle assets	1,828	—	2,363	—
Purchases of non-vehicle assets	(6,273)	(3,350)	(16,862)	(9,705)
Payment for asset acquisition	(7,298)	—	(7,298)	—
Net cash used in investing activities	(31,276)	(13,702)	(163,892)	(100,237)
Cash flows from financing activities
Proceeds from exercises of stock options and other common stock issuances	3,800	1,804	7,789	4,545
Proceeds from exercises of preferred stock warrants	—	—	—	55
Proceeds from exercises of common stock warrants	—	—	391	—
Settlement of promissory notes issued in exchange for the early exercise of stock options	—	—	9,100	—
Proceeds from IPO, net of underwriting commissions	155,305	—	155,305	—
Payments for taxes related to net share settlement of equity awards	(9,191)	—	(9,191)	—
Principal repayment on term loans	(115,000)	—	(115,000)	—
Deferred offering costs paid	(3,180)	(1,488)	(8,765)	(1,488)
Net cash provided by financing activities	31,734	316	39,629	3,112
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(1,028)	(559)	(1,706)	10,491
Net increase in cash and cash equivalents, and restricted cash	113,990	98,532	37,882	92,495
Cash and cash equivalents, and restricted cash, beginning of period	339,193	294,295	415,301	300,332
Cash and cash equivalents, and restricted cash, end of period	$453,183	$392,827	$453,183	$392,827
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NEUTRON HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(Unaudited)

Adjusted Gross Profit:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Gross profit	$160,952	$142,617	$334,594	$280,600
Gross margin (as a percentage of revenue)	44.6%	47.3%	40.1%	41.5%
Add:
Depreciation and amortization - included in cost of revenue	$33,905	$31,086	$92,371	$86,152
Loss on vehicle asset disposals	279	143	821	558
Adjusted Gross Profit	$195,136	$173,846	$427,786	$367,310
Adjusted Gross Margin (as a percentage of revenue)	54.1%	57.6%	51.2%	54.3%

Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$43,709	$30,900	$277,802	$(4,559)
Adjusted to exclude the following:
Interest expense	656	5,187	9,776	15,465
Provision for (benefit from) income taxes(1)	24,436	1,656	(272,141)	7,345
Depreciation and amortization(2)	35,376	32,828	96,695	91,499
Stock-based compensation	15,721	2,673	56,442	8,794
Other (income) expense, net	(4,278)	31,160	32,864	60,772
Loss on vehicle asset disposals	279	143	821	558
IPO and public company readiness costs	2,475	2,139	7,392	5,126
Acquisition related expenses	63	—	464	—
Adjusted EBITDA	$118,437	$106,686	$210,115	$185,000
Adjusted EBITDA Margin (as a percentage of revenue)	32.8%	35.4%	25.2%	27.3%

Note: 1 Includes a discrete tax benefit resulting from the release of the valuation allowance on the Company's U.S. federal and state deferred tax assets. 2 Includes amortization related to cloud computing arrangements.

Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$114,560	$112,477	$163,851	$179,129
Capital expenditures	(23,978)	(13,702)	(156,594)	(100,237)
Free Cash Flow	$90,582	$98,775	$7,257	$78,892

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